Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2024, with respect to the consolidated financial statements of Walker & Dunlop, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia

May 2, 2024